                                                                   EXHIBIT 12(a)


                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       EXCLUDING INTEREST ON ASB DEPOSITS
                            Years ended December 31,

(dollars in thousands)                       2003            2002            2001            2000            1999
                                          ---------       ---------       ---------       ---------       ---------
FIXED CHARGES
Total interest charges (1)                $ 138,808       $ 151,543       $ 175,780       $ 196,980       $ 158,947
Interest component of rentals                 4,214           4,501           4,268           4,332           4,370
Pre-tax preferred stock dividend
        requirements of subsidiaries          3,082           3,069           3,069           3,109           3,407
Preferred securities distributions
        of trust subsidiaries                16,035          16,035          16,035          16,035          16,025
                                          ---------       ---------       ---------       ---------       ---------
TOTAL FIXED CHARGES                       $ 162,139       $ 175,148       $ 199,152       $ 220,456       $ 182,749
                                          =========       =========       =========       =========       =========
EARNINGS
Pretax income from continuing operations  $ 182,415       $ 181,909       $ 165,903       $ 170,495       $ 155,129
Fixed charges, as shown                     162,139         175,148         199,152         220,456         182,749
Interest capitalized                         (1,914)         (1,855)         (2,258)         (2,922)         (2,576)
                                          ---------       ---------       ---------       ---------       ---------
EARNINGS AVAILABLE FOR FIXED CHARGES      $ 342,640       $ 355,202       $ 362,797       $ 388,029       $ 335,302
                                          =========       =========       =========       =========       =========
RATIO OF EARNINGS TO FIXED CHARGES             2.11            2.03            1.82            1.76            1.83
                                          =========       =========       =========       =========       =========

(1) Total interest charges exclude interest on non-recourse debt from leveraged leases which is not included in interest expense in HEI's Consolidated Statements of Income.

                                                                   EXHIBIT 12(a)

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       INCLUDING INTEREST ON ASB DEPOSITS
                            Years ended December 31,

(dollars in thousands)                       2003            2002            2001            2000            1999
                                          ---------       ---------       ---------       ---------       ---------
FIXED CHARGES
Total interest charges (1)                $ 192,616       $ 225,174       $ 292,311       $ 316,172       $ 279,285
Interest component of rentals                 4,214           4,501           4,268           4,332           4,370
Pre-tax preferred stock dividend
        requirements of subsidiaries          3,082           3,069           3,069           3,109           3,407
Preferred securities distributions
        of trust subsidiaries                16,035          16,035          16,035          16,035          16,025
                                          ---------       ---------       ---------       ---------       ---------
TOTAL FIXED CHARGES                       $ 215,947       $ 248,779       $ 315,683       $ 339,648       $ 303,087
                                          =========       =========       =========       =========       =========
EARNINGS
Pretax income from continuing operations  $ 182,415       $ 181,909       $ 165,903       $ 170,495       $ 155,129
Fixed charges, as shown                     215,947         248,779         315,683         339,648         303,087
Interest capitalized                         (1,914)         (1,855)         (2,258)         (2,922)         (2,576)
                                          ---------       ---------       ---------       ---------       ---------
EARNINGS AVAILABLE FOR FIXED CHARGES      $ 396,448       $ 428,833       $ 479,328       $ 507,221       $ 455,640
                                          =========       =========       =========       =========       =========
RATIO OF EARNINGS TO FIXED CHARGES             1.84            1.72            1.52            1.49            1.50
                                          =========       =========       =========       =========       =========


(1) Total interest charges exclude interest on non-recourse debt from leveraged leases which is not included in interest expense in HEI's Consolidated Statements of Income.


                                       2